                                               Consolidated Financial Statements

                                                          Western Bank

                                                  DECEMBER 31, 1995 AND 1994
                                             WITH REPORT OF INDEPENDENT AUDITORS

                                     Western Bank

                          Consolidated Financial Statements

                              December 31, 1995 and 1994




                                       CONTENTS

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . . .1

Consolidated Financial Statements

Consolidated Balance Sheets. . . . . . . . . . . . . . . . . . . . . . . . .2
Consolidated Statements of Income. . . . . . . . . . . . . . . . . . . . . .4
Consolidated Statements of Stockholders' Equity. . . . . . . . . . . . . . .5
Consolidated Statements of Cash Flows. . . . . . . . . . . . . . . . . . . .6
Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . .8

[LETTERHEAD]

                            Report of Independent Auditors

The Board of Directors and Shareholders
Western Bank


We have audited the accompanying consolidated balance sheet of Western Bank as of December 31, 1995, and the related consolidated statement of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsiblity of the Company's management.
 Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Western Bank for the year ended December 31, 1994, were audited by other auditors whose report dated February 3, 1995, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1995 financial statements referred to above present fairly in all material respects, the consolidated financial position of Western Bank at December 31, 1995, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                     /s/ Ernst & Young LLP

January 22, 1996

                                     Western Bank

                             Consolidated Balance Sheets


                                                           DECEMBER 31
                                                       1995           1994
                                                 -----------------------------
ASSETS
Current Assets:
   Securities available for sale (NOTE 1 AND 2)   $ 140,133,000  $  99,827,000
   Securities held to maturity (NOTE 1 AND 2)         3,612,000      1,979,000
   Federal funds sold                                         -     25,000,000
   Loans
     (net of allowance for loan losses of
     $4,149,000 and $3,471,000 for 1995 and
     1994, respectively)
     (NOTES 1 AND 3)                                210,506,000    145,085,000
                                                  -----------------------------
Total earning assets                                354,251,000    271,891,000

Cash and noninterest earning deposits                25,437,000     30,423,000
Other real estate owned:
  (net of allowance for other real estate
  owned of $2,370,282 and $1,795,948 for
  1995 and 1994, respectively) (NOTE 1)               4,828,000      8,418,000
Premises and equipment
  (net of accumulated depreciation of
  $4,098,000 and $3,500,000 at December 31,
  1995 and 1994, respectively) (NOTES 1 AND 5)        5,324,000      4,063,000
Accrued interest receivable                           2,942,000      2,118,000
Other assets                                          4,216,000      7,911,000
                                                  -----------------------------
Total assets                                      $ 396,998,000  $ 324,824,000
                                                  -----------------------------
                                                  -----------------------------

                                     Western Bank

                             Consolidated Balance Sheets

                                                           DECEMBER 31
                                                       1995           1994
                                                  -----------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Deposits (NOTES 1 AND 6)                       $ 340,639,000  $ 290,727,000
   FHLB advances and other borrowings                17,000,000              -
   Other liabilities (NOTE 4)                         1,814,000      3,541,000
                                                  -----------------------------
Total liabilities                                   359,453,000    294,268,000

Commitments and contingencies (NOTE 8)                        -              -
Stockholders' equity:
   Common stock - 10,000,000 shares authorized,
     no par value; issued and outstanding,
     3,543,156 and 3,219,152 shares in 1995
     and 1994, respectively                          20,511,000     17,443,000
   Retained earnings                                 17,088,000     15,853,000
   Net unrealized loss on securities
     available for sale                                (54,000)    (2,740,000)
                                                  -----------------------------
Total stockholders' equity                           37,545,000     30,556,000
                                                  -----------------------------
Total liabilities and stockholders' equity        $ 396,998,000  $ 324,824,000
                                                  -----------------------------
                                                  -----------------------------

SEE ACCOMPANYING NOTES.

                                     Western Bank

                          Consolidated Statements of Income


                                                      YEAR ENDED DECEMBER 31
                                                       1995           1994
                                                  -----------------------------
Interest income:
   Loans and fees on loans                         $ 18,553,000   $ 16,400,000
   Securities available for sale                      7,139,000      4,101,000
   Securities held to maturity                          153,000        157,000
   Certificates of deposit                                    -          1,000
   Federal funds sold                                   671,000        832,000
                                                  -----------------------------
                                                     26,516,000     21,491,000
                                                  -----------------------------
Interest expense:
   Time deposits in denominations of $100,000
     or more                                          1,400,000        620,000
   All other deposits                                 5,129,000      3,237,000
                                                  -----------------------------
                                                      6,529,000      3,857,000
                                                  -----------------------------

Net interest income before provision for
  loan losses                                        19,987,000     17,634,000
Provision for loan losses                               710,000      1,052,000
                                                  -----------------------------
Net interest income after provision for
  loan losses                                        19,277,000     16,582,000
                                                  -----------------------------
Other income:
   Service charges on deposit accounts                  785,000        707,000
   Gain on sale of mortgage loans                       303,000              -
   Loan servicing fees                                  387,000        941,000
   Other                                              2,030,000      1,329,000
                                                  -----------------------------
                                                      3,505,000      2,977,000
                                                  -----------------------------
Other expenses:
   Salaries, wages and employee benefits              7,308,000      6,280,000
   Net occupancy                                      1,126,000      1,363,000
   Furniture and equipment                              411,000        370,000
   Other (NOTE 11)                                    6,530,000      7,505,000
                                                  -----------------------------
                                                     15,375,000     15,518,000
                                                  -----------------------------

Income from continuing operations before
  income taxes                                        7,407,000      4,041,000
                                                  -----------------------------

Provision (benefit) for income taxes (NOTE 7):
   Current                                            3,082,000      1,892,000
   Deferred                                              32,000       (297,000)
                                                  -----------------------------
                                                      3,114,000      1,595,000
                                                  -----------------------------

Net income                                         $  4,293,000   $  2,446,000
                                                  -----------------------------
                                                  -----------------------------

Earnings per share                                 $       1.12   $        .66
                                                  -----------------------------
                                                  -----------------------------

SEE ACCOMPANYING NOTES.

                                     Western Bank

                    Consolidated Statement of Stockholders' Equity

                    For the Years Ended December 31, 1995 and 1994



                                                                     NET
                                                                 UNREALIZED
                                                                   LOSS ON
                                                                 SECURITIES
                                     SHARES        COMMON         AVAILABLE     RETAINED
                                   OUTSTANDING     STOCK          FOR SALE      EARNINGS

                                   ---------------------------------------------------------
Balance at January 1, 1994          3,219,152   $ 17,443,000    $   (69,000)  $ 13,409,000
Net change in unrealized loss on
  securities available for sale
  (net of taxes of $1,948,000)              -              -     (2,671,000)             -
Cash paid in lieu of fractional
  shares                                    -              -              -         (2,000)
Net income                                  -              -              -      2,446,000
                                   ---------------------------------------------------------
Balance at December 31, 1994        3,219,152     17,443,000     (2,740,000)    15,853,000
Net change in unrealized loss
  on securities available for
  sale (net of taxes of
  $38,000)                                  -              -      2,686,000              -
Stock options exercised                 2,214         11,000              -              -
Stock dividend                        321,790      3,057,000              -     (3,057,000)
Cash paid in lieu of fractional
  shares                                    -              -              -         (1,000)
Net income                                  -              -              -      4,293,000
                                   ---------------------------------------------------------
Balance at December 31, 1995        3,543,156   $ 20,511,000    $   (54,000)  $ 17,088,000
                                   ---------------------------------------------------------
                                   ---------------------------------------------------------


SEE ACCOMPANYING NOTES.

                                    Western Bank
                        Consolidated Statements of Cash Flows


                                                      YEAR ENDED DECEMBER 31
                                                        1995           1994
                                                    ---------------------------
OPERATING ACTIVITIES
Net income                                          $  4,293,000   $  2,446,000
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation and amortization                       687,000        965,000
     Provision for loan losses                           710,000      1,052,000
     Provision for losses on real estate owned           615,000      1,074,000
     (Increase) decrease in deferred income tax
       benefit                                            33,000       (297,000)
     (Gain) loss on sale of real estate owned           (328,000)        88,000
     Net amortization of investment premiums and
       discounts                                        (391,000)             -
     Decrease in unearned discount                    (1,323,000)             -
     Decrease in deferred loan fees                      (23,000)        (8,000)
     Increase in accrued interest receivable            (824,000)      (945,000)
     (Increase) decrease in other assets               5,822,000       (689,000)
     Increase (decrease) in other liabilities         (2,256,000)       363,000
     Gain on sale of fixed assets                        (11,000)             -
                                                     ----------------------------
Net cash provided by operating activities              7,004,000      4,049,000

INVESTING ACTIVITIES
Purchases of securities available for sale           (55,854,000)   (59,505,000)
Proceeds from maturities of securities available
  for sale                                            18,548,000     32,345,000
Proceeds from maturities of securities held to
   maturity                                           22,182,000      2,000,000
Net decrease (increase) in loans                     (30,989,000)    11,414,000
Net assets from acquisition of the Bank of Encino     (4,073,000)             -
Proceeds from sales of other real estate owned         6,182,000      1,834,000
Acquisition of bank premises and equipment            (1,502,000)    (1,041,000)
                                                     ----------------------------
Net cash used in investing activities                (45,506,000)   (12,953,000)


                                                                              6



                              Western Bank

               Consolidated Statements of Cash Flows (continued)

                                                       YEAR ENDED DECEMBER 31
                                                         1995           1994
                                                     ----------------------------
FINANCING ACTIVITIES
Net increase (decrease) in deposits                   (8,494,000)     9,197,000
Proceeds from FHLB advances and other borrowings      17,000,000              -
Proceeds from exercise of stock options                   11,000              -
Cash paid in lieu of fractional shares                    (1,000)        (2,000)
                                                     ----------------------------
Net cash provided by financing activities              8,516,000      9,195,000

Net increase (decrease) in cash and cash equivalents (29,986,000)       291,000
Cash and cash equivalents at beginning of year        55,423,000     55,132,000
                                                     ----------------------------
Cash and cash equivalents at end of year            $ 25,437,000   $ 55,423,000
                                                     ----------------------------
                                                     ----------------------------

NONCASH INVESTING ACTIVITIES
Loans transferred to other real estate owned
  because of foreclosure or deed in lieu of
  foreclosure of the collateral during the year     $  3,354,000   $  7,343,000

                                                     ----------------------------
                                                     ----------------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest              $  5,937,000   $  4,000,000
                                                     ----------------------------
                                                     ----------------------------
Cash paid during the year for taxes                 $  3,195,000   $  1,030,000
                                                     ----------------------------
                                                     ----------------------------



SEE ACCOMPANYING NOTES.

                                     Western Bank

                       Notes to Consolidated Financial Statements

                              December 31, 1995 and 1994


1. ORGANIZATIONAL STRUCTURE AND ACCOUNTING POLICIES

Western Bank (the Bank) was established in 1973 by the current chairman of the board. The Bank has maintained a record of profitability since their inception and continues to grow in capital strength. The Bank has a five-branch network, including the newly acquired Bank of Encino branch, all servicing the western region of Los Angeles County.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Bank and its wholly owned subsidiary, WBC Management Co., Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

INVESTMENT SECURITIES

The Bank classifies its investment securities in two categories: securities available for sale and securities held to maturity. Securities available for sale are measured at fair value, with net unrealized gains and losses reported as a separate component of stockholders' equity, net of tax. Securities held to maturity are carried at amortized cost. The amortized cost or carrying value of the specific security sold is used to compute the gain or loss on the sale of investment securities.

Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities" issued in May 1993, requires classifying investments in marketable equity securities and debt securities as trading securities, securities available for sale, or securities held to maturity. The Statement requires trading securities and securities available for sale to be carried at fair value, with unrealized holding gains and losses of trading securities included in the determination of net earnings and unrealized holding gains and losses of securities available for sale included in stockholders' equity. Securities held to maturity are to be carried at amortized cost.

                                     Western Bank

1. ACCOUNTING POLICIES (CONTINUED)

INVESTMENT SECURITIES (CONTINUED)

Securities held to maturity are classified as such because the Bank has the ability and management has the intent to hold them to maturity. These securities are stated at cost and adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustment to income using a method that approximates the interest method.

LOANS

Loans are carried at amounts advanced less payments collected. Interest income is accrued as earned on all loans. Interest income is not recognized on loans if collection of the interest is deemed by management to be unlikely.

Nonrefundable loan fees received and certain costs incurred during the process of originating loans are deferred and recognized over the life of the loan as an adjustment to the loan's yield using a method that approximates the interest method.

The determination of the balance in the allowance for loan losses is based on an evaluation of the loan portfolio and reflects an amount that in management's judgment is adequate to provide for potential loan losses after giving consideration to the character of the loan portfolio, appraisals of assets and securing loans, current economic conditions, past loan loss experience and other factors that require current recognition in estimating loan losses. Such estimates, appraisals and evaluations may require changes because of changing economic conditions and the economic prospects of borrowers. The provision for loan losses is charged to expense.

The Bank adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan", effective January 1, 1995, as amended by SFAS No. 118, "Accounting for Impairment of a Loan - Income Recognition and Disclosure". SFAS 114 does not apply to large groups of smaller balance homogeneous loans that are collectively evaluated for impairment. The Bank's impaired loans within the scope of SFAS No. 114 include non-accrual loans, trouble debt restructurings (TDRs), and major loans which the Bank believes will be collected in full, but not in accordance with the contractual terms of the loan.

                                     Western Bank

LOANS (CONTINUED)

Interest income on loans, including the recognition of discounts and loan fees, is accrued on the outstanding principal amount of loans using the interest method. A loan is generally placed on nonaccrual status when the Bank becomes aware that the borrower has entered into bankruptcy proceedings and the loan is delinquent, or when the loan is past due 90 days as to either principal or interest. When a loan is placed on nonaccrual status, interest accrued but not received is reversed against interest income. Cash receipts on nonaccrual loans are used to reduce principal balances rather than being included in interest income. A nonaccrual loan may be restored to accrual basis when delinquent loan payments are collected, and the loan is expected to perform according to the contractual terms of the loan agreement. The Bank continues to accrue interest on TDRs and other impaired loans since full payment of principal and interest is expected, and such loans are performing or less than 90 days delinquent and, therefore, do not meet the criteria for nonaccrual status.

The Bank bases the measurement of loan impairment on the fair value of the loans' collateral properties in accordance with SFAS No. 114. Impairment losses are included in the allowance for loan losses through a charge to the provision for loan losses. Adjustments to impairment losses due to changes in the fair value of impaired loans' collateral properties are included in the provision for loan losses. Upon disposition of an impaired loan, any related valuation allowance is charged off from the allowance for loan losses.

PREMISES AND EQUIPMENT

Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leasehold improvements are amortized over the term of the lease or the service life of the improvements, whichever is shorter. The straight-line method of depreciation is followed for financial reporting purposes.

                                     Western Bank

STOCK DIVIDEND

On December 16, 1993, the Bank declared a stock split affected in the form of a 25% stock dividend that was paid on February 15, 1994 to stockholders of record as of January 18, 1994. On February 15, 1995, the Bank declared a 10% stock dividend that was paid on March 31, 1995 to shareholders of record as of February 28, 1995. Fractional shares were paid in cash for both transactions.

EARNINGS PER SHARE

Earnings per common and common equivalent share are based on the weighted average number of shares outstanding during each year, adjusted retroactively for stock dividends. The weighted average number of shares used in the computation of earnings per common and common equivalent share for 1995 and 1994 were 3,826,697 and 3,700,309, respectively. The change in the December 31, 1994 weighted average number of shares is a direct result of the retroactive effect of the ten percent (10%) stock dividend at March 31, 1995.

Equivalent shares are those issuable upon the assumed exercise of stock options reflected under the treasury stock method using the average market price of the Bank's shares during each year.

OTHER REAL ESTATE OWNED

Other real estate owned, which represents properties acquired by foreclosure or by a deed in lieu of foreclosure, is recorded at the lower of the unpaid balance of the loan or the fair value of the property at the date of acquisition. Any valuation reductions required at the date of acquisition are charged to the allowance for loan losses. Subsequent to acquisition, other real estate owned is carried at the lower of recorded cost or net realizable value. Subsequent operating expenses or income, reduction in estimated values, and gains or losses on disposition of such properties are recognized in current operations.

                                     Western Bank

FAIR VALUES OF FINANCIAL INSTRUMENTS

The consolidated financial statements include various estimated fair value information as of December 31, 1995 and 1994, as required by SFAS No. 107. Such information, which pertains to the Bank's financial instruments, is based on the requirements set forth in SFAS No. 107 and does not purport to represent the aggregate net fair value of the Bank. Many of such instruments lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange transaction.

Also, it is the Bank's general practice and intent to hold its financial instruments, except for certain investment securities which are accounted for in accordance with Notes 1 and 2, to maturity and not to engage in trading or sales activities. Therefore, the Bank had to use significant estimations and present value calculations to prepare these fair value disclosures. Further, the fair value estimates are based on various assumptions, methodologies and subjective considerations, which vary widely among financial institutions and which are subject to change.

Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

CASH AND CASH EQUIVALENTS

For the purpose of the statements of cash flows, the Bank considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

The balance sheet carrying amounts for cash and short-term instruments approximate the estimated fair values of such assets.

INVESTMENT SECURITIES

Fair values for investment securities are based on quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

                                     Western Bank

LOANS RECEIVABLE

For variable rate loans that reprice frequently and entail no significant change in credit risk, fair values are based on the carrying values. The estimated fair values of fixed rate loans are estimated based on discounted cash flow analyses using interest rates currently offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

Estimated fair values for the Bank's off-balance sheet instruments (standby letters of credit and construction lending commitments) are based on fees currently charged to enter into similar agreements, considering the remaining terms of the agreements and the counterparties' credit standing; or quoted market prices (financial forward contracts). Lending commitments other than the construction lending commitments do not have fees charged on them to enter into the agreements.

DEPOSIT LIABILITIES

The fair values estimated for demand deposits (e.g., interest and non-interest bearing checking accounts, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values of fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected monthly time deposit maturities. The carrying amount of accrued interest payable approximates its fair value.

RECLASSIFICATION

Certain items in the 1994 financial statements have been reclassified to conform with the 1995 presentation.

                                     Western Bank

2. INVESTMENT SECURITIES

Debt and equity securities have been classified in the consolidated statement of financial condition according to management's intent. The carrying amounts of securities and their approximate fair values at December 31, 1995 and 1994 were as follows:

                                                            1995
                                ----------------------------------------------------------
                                   AMORTIZED           GROSS UNREALIZED        ESTIMATED
                                     COST            GAINS         LOSSES      FAIR VALUE
                                ----------------------------------------------------------
Securities available for sale:
  U.S. Treasury and
     agency securities         $ 111,778,000     $  968,000    $         -  $ 112,746,000
Other debt securities              4,456,000              -        120,000      4,336,000
                                ----------------------------------------------------------
                                 116,234,000        968,000        120,000    117,082,000

Mortgage-backed securities        21,470,000              -        729,000     20,741,000
Equity securities                  2,521,000              -        211,000      2,310,000
                                ----------------------------------------------------------
                               $ 140,225,000     $  968,000    $ 1,060,000  $ 140,133,000
                                ----------------------------------------------------------
                                ----------------------------------------------------------
                                                          1995
                                ----------------------------------------------------------
                                   CARRYING          GROSS UNREALIZED          ESTIMATED
                                    VALUE          GAINS          LOSSES       FAIR VALUE
                                ----------------------------------------------------------
Securities held to maturity:
  Obligations of states and
     political subdivisions    $   3,612,000     $   44,000    $         -  $   3,656,000
                                ----------------------------------------------------------
                                ----------------------------------------------------------


                                     Western Bank


                                                            1994
                                ----------------------------------------------------------
                                   AMORTIZED           GROSS UNREALIZED        ESTIMATED
                                     COST            GAINS         LOSSES      FAIR VALUE
                                ----------------------------------------------------------
Securities available for sale:
  U.S. Treasury and
     agency securities         $  70,623,000     $        -    $ 1,877,000  $  68,746,000
Other debt securities                  5,000              -              -          5,000
                                ----------------------------------------------------------
                                  70,628,000              -      1,877,000     68,751,000

Mortgage-backed securities        27,169,000              -      2,395,000     24,774,000
Equity securities                  6,716,000          2,000        416,000      6,302,000
                                ----------------------------------------------------------
                               $ 104,513,000      $   2,000    $ 4,688,000  $  99,827,000
                                ----------------------------------------------------------
                                ----------------------------------------------------------

                                                            1994
                                ----------------------------------------------------------
                                   CARRYING            GROSS UNREALIZED        ESTIMATED
                                    VALUE            GAINS         LOSSES      FAIR VALUE
                                ----------------------------------------------------------
Securities held to maturity:
  Obligations of states and
     political subdivisions    $   1,979,000      $ 114,000    $         -  $   2,093,000
                                ----------------------------------------------------------
                                ----------------------------------------------------------


The carrying and estimated fair values of securities pledged to secure public funds and for other purposes as required or permitted by law amounted to approximately $20,972,000 and $21,139,000, respectively, at December 31, 1995 and approximately $990,000 and $980,000, respectively, at December 31, 1994.

The amortized cost, carrying value and estimated fair value of debt securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                     Western Bank

2.  INVESTMENT SECURITIES (CONTINUED)

                                                    AMORTIZED       ESTIMATED
                                                      COST          FAIR VALUE
                                                 ------------------------------
Securities available for sale:
    Due in one year or less                      $  50,021,000    $  50,212,000
    Due after one year through five years           65,771,000       66,466,000
    Due after five years through ten years           2,977,000        2,953,000
    Due after ten years                             14,479,000       13,856,000
    Mutual funds                                     4,456,000        4,336,000
    Equity securities                                2,521,000        2,310,000
                                                 ------------------------------
                                                 $ 140,225,000    $ 140,133,000
                                                 ------------------------------
                                                 ------------------------------

                                                    CARRYING       ESTIMATED
                                                      VALUE        FAIR VALUE
                                                 ------------------------------

Securities held to maturity:
    Due in one year or less                      $  1,093,000     $  1,095,000
    Due after one year through five years           1,523,000        1,522,000
    Due after five years through ten years            996,000        1,039,000
                                                 ------------------------------
                                                 $  3,612,000     $  3,656,000
                                                 ------------------------------
                                                 ------------------------------

                                     Western Bank

3. LOANS

The composition of the Bank's loan portfolio at December 31 is as follows:

                                                      1995             1994
                                                  ------------------------------

Commercial                                       $  85,264,000     $ 59,747,000
Installment                                          2,407,000        1,373,000
Construction                                        15,478,000        9,388,000
Real estate                                        116,732,000       84,259,000
Participations purchased                             2,157,000        1,865,000
                                                  ------------------------------
                                                   222,038,000      156,632,000


Less:
    Participations sold                              7,541,000       4,776,000
    Unearned discounts on purchased
         loans                                       1,288,000      2,917,000
    Deferred loan fees and deferred
         interest income                               417,000        383,000
                                                  -----------------------------
                                                   212,792,000     148,556,000

    Unamortized premium on purchased
         loans                                       1,863,000              -
                                                  -----------------------------
                                                   214,655,000     148,556,000

Less allowance for loan losses                      (4,149,000)     (3,471,000)
                                                  -----------------------------
                                                 $ 210,506,000    $145,085,000
                                                  -----------------------------
                                                  -----------------------------

The estimated fair value of loans receivable at December 31, 1995 is $214,810,000.

The loan portfolio is substantially concentrated in Southern California.

Loans placed on non-accrual status at December 31, 1995 were $2,734,000. In addition, the interest income that would have been recorded had the nonaccrual loans performed in accordance with their original terms would have been $208,000.

                                     Western Bank

3. LOANS (CONTINUED)

Transactions in the allowance for loan losses are summarized as follows:

                                                       1995          1994
                                                   ---------------------------
Balance at beginning of year                      $  3,471,000   $  3,569,000
Bank of Encino purchase                                534,000              -
Provision charged to expense                           710,000      1,052,000
Loans charged off                                     (695,000)    (1,161,000)
Recoveries credited to allowance                       129,000         11,000
                                                   ---------------------------
Balance at end of year                            $  4,149,000   $  3,471,000
                                                   ---------------------------
                                                   ---------------------------

4. RELATED PARTY TRANSACTIONS

The Bank had an agreement with Lawrence Koppelman and Company, as discussed in
Note 1, whereby profit (and loss) of the Mortgage Banking Division was shared equally by Lawrence Koppelman and Company and the Bank. As of December 31, 1995 the Bank has a net payable due to Lawrence Koppelman and Company.

In the ordinary course of business the Bank has granted loans to certain directors and the businesses with which they are associated. A summary of this loan activity for 1995 and 1994 follows:

                                                        1995         1994
                                                   ---------------------------

Beginning balance                                   $  318,000     $  947,000
New loans made                                          96,000        639,000
Principal reductions and payoffs                      (309,000)    (1,268,000)
                                                   ---------------------------
Ending balance                                      $  105,000     $  318,000
                                                   ---------------------------
                                                   ---------------------------

                                     Western Bank

5. BANK PREMISES AND EQUIPMENT

A summary of Bank premises and equipment as of December 31, is as follows:

                                                        1995          1994
                                                   ---------------------------

Land                                              $  1,951,000   $  1,660,000
Building and improvements                            4,385,000      2,290,000
Leasehold improvements                               1,918,000      1,698,000
Furniture, fixtures and equipment                    1,168,000      1,915,000
                                                   ---------------------------
                                                     9,422,000      7,563,000
Less accumulated depreciation and
    amortization                                    (4,098,000)    (3,500,000)
                                                   ---------------------------
                                                  $  5,324,000   $  4,063,000
                                                   ---------------------------
                                                   ---------------------------

6. DEPOSITS

The composition of the Bank's deposits at December 31, is as follows:

                                                      1995           1994
                                                -------------- --------------
Demand deposits                                 $  121,502,000 $  106,412,000
Savings and NOW accounts                            45,266,000     52,761,000
Money market accounts                              120,222,000     91,038,000
Certificates of deposit of $100,000
    or more                                         31,208,000     26,026,000
Other time deposits                                 22,441,000     14,490,000
                                                   ---------------------------
                                                $  340,639,000 $  290,727,000
                                                   ---------------------------
                                                   ---------------------------

                                     Western Bank

The estimated fair values of deposits consisted of the following at December 31, 1995:

Demand deposits                                 $  121,502,000
Savings and NOW accounts                            45,266,000
Money market accounts                              120,222,000
Certificates of deposit of $100,000
 or more and other time deposits                    55,454,000
                                                --------------
                                                $  342,444,000
                                                --------------
                                                --------------

As discussed in Note 1, SFAS No. 107 defines the fair value of demand deposits as the amount payable, and prohibits adjustment for any value derived from the expected retention of such deposits for a period of time. That value, commonly referred to as the deposit base intangible, has not been estimated and is neither included in the above fair value amounts nor recorded as an intangible asset in the balance sheet.

7. INCOME TAXES

Under the liability method specified by SFAS No. 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities. The principal types of differences between assets and liabilities for financial statement and tax return purposes are accelerated depreciation, allowance for loan losses, allowance for losses on other real estate owned, interest on non-accrual loans, franchise taxes and FHLB stock dividends.

                                                         1995          1994
Current:
    Federal                                       $  2,267,000   $  1,327,000
    State                                              815,000        565,000
                                                   ---------------------------
                                                     3,082,000      1,892,000
Deferred:
    Federal                                             25,000       (204,000)
    State                                                7,000        (93,000)
                                                   ---------------------------
                                                        32,000       (297,000)
                                                   ---------------------------
                                                  $  3,114,000   $  1,595,000
                                                   ---------------------------
                                                   ---------------------------

                                     Western Bank

7. INCOME TAXES (CONTINUED)

As a result of the following items, the total tax expense for 1995 and 1994 was different from the amount computed by applying the statutory U.S. federal income tax rate to earnings from continuing operations before income taxes:




                                          1995                  1994
                                 ----------------------------------------------
                                   AMOUNT     PERCENT    AMOUNT       PERCENT
                                 ----------------------------------------------
Federal income tax at
  statutory rate                $  2,518,000   34.0%   $  1,374,000     34.0%
Changes due to:
  Exempt interest on securities      (47,000)   (0.6)       (61,000)     (1.5)
  State franchise tax, net of
    federal income tax benefit       566,000     7.6        305,000       7.6
Dividends subject to exclusion       (23,000)   (0.3)       (13,000)      (.3)
Other                                100,000     1.3        (10,000)      (.2)
                                 ----------------------------------------------
                                $  3,114,000   42.0%   $  1,595,000     39.6%
                                 ----------------------------------------------
                                 ----------------------------------------------

Deferred tax assets and liabilities at December 31, consist of the following:

                                               1995         1994
                                            -----------------------
Deferred tax assets:
  Net unrealized holding loss on
    securities available for sale          $  92,000   $  1,948,000
       Accelerated depreciation              213,000        256,000
       Franchise tax                          86,000         15,000
       Allowance for loan losses             945,000      1,214,000
       Allowance for losses on other
         real estate owned                   633,000        817,000
       Interest on non-accrual loans          82,000          9,000
       Other                                  35,000        156,000
                                            ------------------------
Total deferred tax assets                  2,086,000      4,415,000

Deferred tax liabilities:
  FHLB Stock dividends                       (85,000)       (92,000)
  Other                                     (110,000)      (158,000)
                                            ------------------------
Total deferred tax liabilities              (195,000)      (250,000)
                                            ------------------------

Net deferred tax assets                 $  1,891,000   $  4,165,000
                                            ------------------------
                                            ------------------------

                                     Western Bank

8. COMMITMENTS AND CONTINGENCIES

The Bank leases the land on which its Westwood facility is located from an unrelated party. The lease expires in 2003. Rent expense under this lease was approximately $108,000 and $106,000 for 1995 and 1994, respectively. The Bank also leases, from unrelated parties, the facilities for its branch locations. These leases expire at various times through the year 2003. Rent expense under these leases was approximately $420,000 and $621,000 for 1995 and 1994, respectively. All leases are accounted for as operating leases. Minimum future rental payments required under all leases as of December 31, 1995, which exclude any increases in direct operating costs such as property taxes, utilities, fees, insurance and other service and maintenance expenses under the respective lease, are approximately as follows:

                                               1995
                                           -----------

  1996                                    $  529,000
  1997                                       529,000
  1998                                       529,000
  1999                                       529,000
  2000                                       529,000
  Thereafter                               1,460,000
                                           -----------
                                          $4,105,000
                                           -----------
                                           -----------

The Bank leases portions of the Westwood building it owns and the facilities it leases to outside businesses. These noncancelable operating leases expire at various periods through January 31, 2000. Rental income in 1995 and 1994 was approximately $53,000 and $26,000, respectively.

At December 31, 1995 and 1994, the Bank had unfunded loan commitments of $50,016,000 and $44,195,000, respectively, and outstanding commitments of approximately $2,724,000 and $1,988,000, respectively, which were related to standby letters of credit. The amount of the unfunded loan commitments and the outstanding standby letters of credit approximate the respective fair values.

                                     Western Bank

Loan commitments are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payments of a fee. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank on extensions of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include residential real estate, accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

In connection with certain mortgage loans sold by the Bank, the Bank remains liable only to the extent that such loans are fraudulent and/or misrepresentations are detected.

The Bank has established federal fund lines from various banks totaling $31,600,000.

The Bank is involved in various kinds of litigation. In the opinion of management, based on advice from the Bank's legal counsel, the disposition of all pending litigation will not have a material effect on the Bank's consolidated financial position.

A real estate loan originated by the Bank was sold to an unaffiliated savings institution, transferred upon the failure of the institution to the Resolution Trust Corporation and sold by the RTC to its present holder, which, following foreclosure upon the underlying real estate, is seeking a deficiency judgment against the borrower. The borrower has filed a third-party action, seeking recovery from the Bank and another defendant of any deficiency for which he is liable, in which all proceedings, including discovery, have been stayed pending resolution of the earlier litigation. In light of the stay, counsel for the Bank are unable to form an opinion as to the ultimate outcome of the latter action, but have indicated that the exposure of the Bank, if any, should be less than any deficiency indicated by the face account.

                                     Western Bank

9. EMPLOYEE STOCK OWNERSHIP PLAN

In December 1974, the Bank adopted a qualified employee stock ownership plan for the benefit of its employees. Contributions to the plan are determined by the Board of Directors except that the contribution cannot exceed 15% of the compensation of eligible participants. The Bank contributed $510,000 in 1995 and $260,000 in 1994.

10. STOCK OPTION PLANS

The Bank has a stock option plan that authorizes the Board of Directors to grant shares of common stock to all eligible full-time salaried officers and employees of the Bank. The Plan authorizes the issuance of common stock, not to exceed thirty percent (30%) of the total shares outstanding at one time. Such options had original terms of five years which were extended an additional five years in 1993. The options vest twenty percent (20%) on the anniversary of the date of the grant and are Nonqualified Options as defined in the plan. The options are exercisable at the fair market value of the options on the date of the grant, with adjustments to the exercise price and the shares for subsequent stock splits and stock dividends.

At December 31, 1995, the Bank had 425,725 options outstanding, of which 379,111 options were vested and exercisable. Of those options vested and exercisable 224,290 were issued to two executive officers. The remaining 154,821 options were issued to other officers and full-time salaried employees. The options have exercise prices ranging from $3.25 to $6.36 per share, which represents the fair market value on the date of the grant. During 1996, 137,496 options expire at options prices ranging from $4.97 to $6.09 per share.

                                     Western Bank

11. OTHER EXPENSE

The following is a summary of other expenses for the years ended December 31:

                                                        1995        1994
                                                  -------------------------
Data processing                                   $    829,000 $   774,000
Professional services                                1,202,000   1,351,000
Business development                                   513,000     515,000
Provision for losses on other real estate owned        825,000   1,074,000
Office supplies                                        403,000     410,000
Telephone                                              141,000     145,000
Other                                                2,617,000   3,236,000
                                                  -------------------------
                                                  $  6,530,000 $ 7,505,000
                                                  -------------------------
                                                  -------------------------

12. PURCHASE AND ASSUMPTION AGREEMENT

On July 14, 1995 the Bank acquired the Bank of Encino, a community bank located in Los Angeles, California. The acquisition was accounted for as a purchase, and, accordingly, the assets and liabilities were recorded at the estimated fair market values as of the date of acquisition. The total cost to acquire the Bank of Encino was approximately $8.0 million, which exceeded the fair value of the net assets of the Bank of Encino by approximately $700,000. The acquisition was an all-cash transaction. Goodwill resulting from the acquisition is being amortized over fifteen years. The results of operations of the Bank of Encino have been included in the accompanying financial statements since the date of acquisition.

                                     Western Bank

The summarized assets and liabilities of the purchased company on July 14, 1995, the date of acquisition, were as follows:

Cash and cash equivalents                        $   3,280,000
Loans receivable, net                               36,703,000
Investments                                         23,738,000
Property, plant, and equipment                         346,000
Other assets                                         2,146,000
                                                  --------------
                                                    66,213,000
                                                  --------------

Deposit liabilities                                 58,364,000
Other liabilities                                      496,000
                                                  --------------
                                                 $  58,860,000
                                                  --------------
                                                  --------------

The following summarized pro forma (unaudited) information assumes the acquisition had occurred on January 1, 1994:
                                                     1995          1994
                                                   -----------------------------
Net interest income                               $ 20,938,000    $19,262,000
                                                   -----------------------------
                                                   -----------------------------
Net income after purchase accounting              $  4,617,000    $ 2,719,000
                                                   -----------------------------
                                                   -----------------------------

13. REGULATORY MATTERS

The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting principles. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                                     Western Bank

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain a minimum leverage-capital ratio of Tier I capital (as defined) to average total assets based on the Bank's ratings under the regulatory rating system. The minimum leverage-capital ratio is in a range of 3 to 5% dependent upon the Bank's rating. In addition, the Bank must maintain a ratio of total capital (as defined) to risk-weighted assets of 8% and a ratio of Tier I capital to risk-weighted assets of 4%. The Bank's unaudited leverage-capital ratio, ratio of total capital (as defined) to risk-weighted assets and ratio of Tier I capital to risk-weighted assets (unaudited) were 9.72%, 17.79% and 16.54%, respectively, at December 31, 1995. Management believes, as of December 31, 1995, that the Bank meets all capital requirements to which it is subject.